EXHIBIT 23.1

                   Consent of Independent Auditors

  We consent to the incorporation by reference in the Registration Statement on Form 8 to be filed on or about March 2, 2000, pertaining to the 1996 Non-Qualified Stock Option Plan of BeautiControl, Inc. of our report dated December 30, 1999, except for Note G, as to which the date is February 14, 2000, with respect to the consolidated financial statements and schedule of BeautiControl, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1999, filed with the Securities and Exchange Commission.



                                     ERNST & YOUNG LLP



  Dallas, Texas
  February 29, 2000